To the Shareholders and
Board of Directors of
Wasatch Funds, Inc.:

We have audited the accompanying statements of assets and liabilities of Wasatch Funds, Inc. (the "Funds" or the "Company", a Minnesota corporation, which includes the Wasatch Micro Cap Fund, Wasatch
Small Cap Value Fund, Wasatch Small Cap Growth Fund, Wasatch Core
Growth Fund, Wasatch Ultra Growth Fund and Wasatch-Hoisington U.S.
Treasury Fund), including the schedules of investments, as of September
30, 2000, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the periods then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of September 30, 2000, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Wasatch Funds, Inc. as of September 30, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the periods then ended, and the financial highlights for each of the periods indicated therein, in conformity with accounting principles generally accepted in the United States.




Arthur Andersen LLP
Milwaukee, Wisconsin
October 11, 2000